January 13, 2004



FirstName LastName
Company
Company1
Address1
Address2
City , State Zip

     RE: AMENDMENT - PROMISSORY NOTE ("NOTE") OF PENN OCTANE CORPORATION (THE "COMPANY") CURRENTLY HELD BY YOU WITH A DUE DATE OF DECEMBER 15, 2003 AND RELATED AGREEMENTS AND INSTRUMENTS

Dear Holder Of The Promissory Notes:

     Reference is made to the promissory note(s) which is currently held by you in connection with one or more of the following transactions with the Company:

     i.) The promissory note(s) originally issued by the Company in connection with the private placement on or around December 17, 1999 (the "Original Notes"), as amended (the "Restructured Notes"), and/or

     ii.) The promissory note(s) originally issued by the Company contemporaneously with the restructuring of the Original Notes (the "New Notes").

     iii.) The promissory note originally issued in June 2002 for $200,000 and December 2002 for $300,000 (the "Additional Notes").

     The Restructured Notes, the New Notes and the Additional Notes are collectively referred to as the "Promissory Notes" and all of the underlying agreements pertaining to the Promissory Notes, including the purchase agreement, the note agreement, the common stock purchase warrant agreement, the registration rights agreement, and all related amendments, if any, are collectively referred to as the "Original Documents".

     The Promissory Notes, including unpaid interest were due and payable on December 15, 2003. The Company desires to extend the payment due date on the Promissory Notes until December 15, 2005 under the following conditions: (i) The principal amount of the Promissory Notes will be due in one balloon payment on December 15, 2005, except that the Promissory Notes may be repaid at any time without penalty in whole or in part at the sole option of the Company, (ii) the Company will continue to pay interest on the Promissory Notes at a rate of 16.50% per annum, payable quarterly, (iii) The Company will also extend the expiration date of the warrants currently held by you in connection with the original issuance of the Promissory Notes to December 15, 2008. In connection with the New Notes and Additional Notes, whereby the holders of those notes did not receive any warrants in connection with their investment, the Company will issue warrants under the

Amendment To Promissory Notes
January 13, 2004
Page 2 of 8

same terms and conditions of the warrants described herein, (iv) the Company agrees to continue to pay you a fee equal to 1.5% of the principal amount of the Promissory Notes which remain outstanding, if any, at the close of business on December 15, 2003, March 15, 2004, June 15, 2004, September 15, 2004, December 15, 2004, March 15, 2005, June 15, 2005, September 15, 2005 and December 15,
2005. In the case of the Additional Notes, the fee will continue to be 2.0%, (v) the Company will issue additional warrants to the holders of the Promissory Notes to purchase units in Rio Vista Energy Partners L.P., provided that the Company successfully completes the Spin-off. The warrants will granted based on 2,500 warrants for each $100,000 of Promissory Notes extended at the time this Amendment is executed and 2,500 warrants for each $100,000 of Promissory Notes outstanding on December 16, 2004, if any. The warrants will expire on December 15, 2008 and the exercise price will be based on a formula as described below, and (vi) the Company will provide the holders of the Promissory Notes with a letter confirmation from RZB regarding RZB's agreement to refrain from taking any action against certain assets of the Company until all the Promissory Notes have been fully repaid and the Company on a good faith basis will provide a perfected security interest in the US portion of its owned pipelines after the indebtedness of Cowboy and Tanner have been fully repaid.

     The holders of the Promissory Notes are currently aware of the Company's efforts to complete the Spin-off as more fully described in the Company's Form 10-K for the year ended July 31, 2003, filed on November 3, 2003 and the Company's 10-Q for the quarter ended October 31, 2003, filed on December 17, 2003. In connection with the Spin-off, the Company will be required to obtain consents from the holders of the Promissory Notes to complete the Spin-off. This amendment will provide for the consent by the holders of the Promissory Notes for the Company to complete the Spin-off under the terms described below

     The Company also desires to remove Investec as the collateral agent in connection with the Promissory Notes. This amendment will provide for consent by the holders of the Promissory Notes for the Company to replace Investec as collateral agent replacing them with The Law Offices of Kevin Finck, counsel to the Company.

     This amendment will also provide for consent by the holders of the Promissory Notes for the collateral agent to immediately release 1,000,000 shares of common stock of the Company owned by Mr. Jerome Richter (the "Shares") and pledged as security in connection with the Promissory Notes upon the Company's perfection of security interest in certain assets as described below. The parties agree to establish a mutually agreeable escrow agent to hold the Shares.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and you hereby agree that your Original Documents shall be, and hereby are, amended, effective from and after December 15, 2003, to the fullest extent necessary to effectuate the following:

Amendment To Promissory Notes
January 13, 2004
Page 3 of 8

1.   Promissory  Notes.  The  Promissory Notes held by you are hereby amended to
     -----------------
     the full extent necessary to effectuate the following:

               (a) Extend the payment due date from "December 15, 2003" to "December 15, 2005".
               (b)  Principal  payments  shall  be  due  on  December  15, 2005.
               (c) The Promissory Notes may be repaid by the Company in whole or part at any time prior to December 15, 2005 without penalty.
               (d) Payment of interest on the Promissory Notes outstanding at the rate of 16.50% per annum payable as follows: The December 15, 2003 payment which has yet to be made will be paid on the execution date of this Amendment and remaining quarterly interest will be paid on March 15, 2004, June 15, 2004, September 15, 2004, December 15, 2004, March 15, 2005,
                    June  15,  2005,  September  15, 2005 and December 15, 2005.

2.   Additional  Payment. The Company will pay to you a fee equal to 1.5% on the
     --------------------
     principal amount of your Promissory Notes which are outstanding on each of the following dates; December 15, 2003, March 15, 2004, June 15, 2004, September 15, 2004, December 15, 2004, March 15, 2005, June 15, 2005,
     September 15, 2005 and December 15, 2005. The fee will be payable in accordance with the interest payment dates described in 1(d) above. The fee is not due on any principal balance which is paid down during any of the interim periods. The fee payable for the Additional Notes is 2.0%.

3.   Warrants.  The  Company  will  extend the expiration date on those warrants
     ---------
     which you received in connection with the original issuance of the Promissory Notes and related amendments. The current expiration date on those warrants shall be changed from "December 15, 2006" to "December 15, 2008".

     In connection with the above, the Company will issue to the holder of the New Notes and Additional Notes new warrants under the same terms and conditions of the warrants issued to the holders of the Restructured Notes.

4.   Issuance  of  Rio  Vista  Warrants.  In  the  event  that  the  Spin-off is
     -----------------------------------
     successfully completed by the Company (see 9. below), the Company agrees that the holders of the Promissory Notes shall be entitled to receive warrants to purchase units of Rio Vista under the following terms and conditions:

          a. Holder of the Promissory Notes shall be entitled to receive 2,500 warrants to purchase units of Rio Vista for every $100,000 of principal of Promissory Notes extended,

          b.   Holder  of  the  Promissory Notes shall be entitled to receive an

Amendment To Promissory Notes
January 13, 2004
Page 4 of 8

               additional 2,500 warrants to purchase units of Rio Vista for every $100,000 of principal of Promissory Notes outstanding at December 16, 2004,
          c. Exercise price of all warrants will be based on the 1st qtly distribution paid by Rio Vista, annualized, to provide a 20% yield (example: Dividend $.25. Annualized $1.00, Exercise price $5.00),
          d.   The  expiration  date  of  warrants  will  be  December 15, 2006,
          e. The warrants will be callable by Rio Vista in the event that the annualized current dividend provides a 10% yield based on the average common unit trading price for 30 consecutive days,
          f. Issuance of the warrants herein are only required if Rio Vista is successfully Spun-off. No additional obligation from the Company to the holder of the Promissory Notes if the Company does not complete the Spin-off of Rio Vista,

5.   RZB  Subordination.  You hereby agree that the attached draft subordination
     -------------------
     letter from RZB is satisfactory (see Exhibit A) in connection with RZB's agreement to refrain from taking any action against certain assets of the Company until all the Promissory Notes have been fully repaid

6.   Agreement  Not To Pledge Assets: The Company agrees that it will not pledge
     ---------------------------------
     any of its assets before or after the Spin-off occurs nor will it allow Rio Vista to pledge any of its assets without the consent of the Borrower and the holders of the Replacement Notes. The Company further agrees that it will on a good faith basis provide the holders of the Promissory Notes and the Replacement Notes a perfected security interest in the US portion of its owned pipelines, except that such perfection will not be attempted until the Cowboy and Tanner obligations have been fully repaid, expected to be no later than March 31, 2004. The Company is not responsible for any consents which cannot be obtained in connection with such perfection.

7.   Collateral  Agent.  Investec  will  no  longer serve as collateral agent in
     ------------------
     connection with the Promissory Notes and be replaced by "The Law Offices of Kevin Finck"

8.   Release  of  Collateral.  Upon  the  perfection  of  the  security interest
     -----------------------
     described in 6. above, the holders of the Promissory Notes hereby consent to the immediate release of 1,000,000 shares of common stock of the Company owned by Mr. Jerome Richter (the "Shares") and pledged as additional security in connection obligations owing by the Company under the Promissory Notes. In addition, the parties agree to determine a mutually agreeable escrow agent to retain custody of the Shares during the time that the Promissory Notes are outstanding.

9.   Consent  to Spin-off. The holders of the Promissory Notes hereby consent to
     ---------------------
     the Company completing the Spin-off as more fully described in the Form 10 filed by Rio Vista Energy Partners L.P. ("Rio Vista") with the SEC, as amended, and

Amendment To Promissory Notes
January 13, 2004
Page 5 of 8

     as described in the Company's Form 10-K for the year ended July 31, 2003, and Form 10-Q for the quarter ended October 31, 2003 provided that the Spin-off provides for the following:

          a. The Company or Rio Vista Energy Partners L.P. ("Rio Vista") will be prohibited from entering into any further agreement to pledge any of its pipeline or terminal assets until the Promissory Notes have been paid in full
          b.   Rio  Vista  will  guaranty performance under the Promissory Notes
          c. Rio Vista will be prohibited from making any distributions ("Distributions") to unitholders to the extent that any payments required as of the date of the Distribution have not been made.
          d. The form of providing for the above conditions will be documented by the Company on a good faith basis

10.  Philadelphia Brokerage Corporation. In connection with the restructuring of
     -------------------------------------
     the Promissory Notes, the Company has agreed to pay Philadelphia Brokerage Corporation a fee of 1.5% of the total amount of Promissory Notes restructured and the total amount of Replacement Notes issued (see below). In addition, Philadelphia Brokerage Corporation will receive 10,000 warrants to purchase units in Rio Vista at the time this Amendment is executed and 10,000 additional warrants on December 16, 2004 (or a pro rata portion thereon based on the remaining principal amount of Promissory Notes and Replacement Notes outstanding at December 16, 2003 and the total amount of Promissory Notes and Replacements at the time this amendment is executed. The terms and conditions of the warrants will be the same as those issued to the holders of the Promissory Notes as described in 4. above.

11.  Declining  Noteholders.  Notwithstanding anything to the contrary contained
      -----------------------
     in your Original Documents, you hereby agree that, to the extent that any other holders of the Promissory Notes do not agree to this amendment letter by December 13, 2003 (collectively, the "Declining Promissory Noteholders"), the Company shall be entitled to repay such Declining Promissory Noteholders all amounts owing by the Company to such Declining
     Promissory Noteholders under their respective Original Documents without, by virtue thereof, in any way breaching or otherwise being in default of any of your Original Documents. Any such amounts paid, shall be excluded from the definition of "Financing" provided for in your Original Documents.

     In addition to the above, to the extent that any amounts are required to be repaid in connection with Declining Noteholders, you hereby agree to allow the Company to obtain additional financing (the "Replacement Notes") equal to the amount of Promissory Notes repaid to the Declining Noteholders under the same

Amendment To Promissory Notes
January 13, 2004
Page 6 of 8

     terms and conditions outlined in this Amendment, except that the holders of the Replacement Notes shall not be entitled to receive any warrants in the Company which were issued in connection with the Restructured Notes. In addition, you agree that the holders of the Replacement Notes shall participate pari-pasu with any collateral granted to the holders of the Promissory Notes.


     If you are in agreement with the terms of this amendment letter, please indicate so by signing below and faxing an executed copy to Ian Bothwell at
(760)  772-8588  no  later  than  the  close  of  business  on January 16, 2004.



Very truly yours,

Penn Octane Corporation



By: __________________________________
Its: Vice President and Chief Financial Officer

     The undersigned holder of the Promissory Note and other Original Documents referred to in this amendment letter hereby acknowledges his/her/its agreement to all of the provisions of this amendment letter and intention to be so bound. The undersigned also agrees to keep the contents of this amendment letter and any documents or discussions regarding the same strictly confidential and not to use the same for any purpose pending public disclosure thereof by the Company; provided, however, that the undersigned may consult with his, her or its agents and advisors with respect to the transactions contemplated hereby and, in connection therewith, disclose the terms and contents of this amendment letter and any other documents relating to the subject matter thereof or hereof.

FirstName LastName
Company
Company1


By: __________________________________

Its: _________________________________

Date:_________________________________

Promissory Note Amount: $ Note Amt
                         -----------


Name and Telephone Number of Holder:

____________________________________

____________________________________

____________________________________

Amendment To Promissory Notes
January 13, 2004
Page 8 of 8

EXHIBIT A - DRAFT

This letter will confirm that RZB Finance LLC ("RZB") agrees to subordinate its liens and security interests in all of Penn Octane Corporation's (the "Company") assets, personal property, fixtures, intangibles and property constituting Collateral (as defined in the General Security Agreement between the Company and RZB), except for (i) cash held in the Company's accounts at RZB, (ii) inventory of every type and description, whether raw, in process or finished and all documents, documents of title and receipts covering any inventory and all products and proceeds thereof; (iii) accounts, accounts receivable, contract rights, general intangibles, payment intangibles, tax refund claims, instruments, promissory notes, chattel paper, supporting obligations, letters of credit and letter-of-credit rights and other rights to payment of money and all products and proceeds thereof; (iv) the Seadrift lease dated October 2003, as amended, modified or supplemented from time to time; (v) the Company's LPG supply agreements and all rights and remedies relating thereto and (vi) the PMI agreements, as to all of the foregoing items in clauses (i) through and including (vi), whether now owned or hereafter acquired and wherever located (all such property, except the property described in clauses (i) through and including (vi), the "Subordinated Collateral").

Accordingly, RZB consents that the Subordinated Collateral can be pledged by the Company to the Company's existing creditors (which shall be deemed to include those creditors which may substitute as note holders in connection with existing indebtedness, and the holders of any indebtedness incurred to refinance existing indebtedness) and RZB agrees that it shall not take any action which would prevent such creditors (the "Senior Creditors") from foreclosing and enforcing liens superior to RZB in such Subordinated Collateral in the event the Company is in default under the related indebtedness.

Except as expressly set forth herein, nothing contained herein shall limit or affect any of RZB's rights or remedies against the Company.

This agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time shall have the meanings therein stated. The subordination contained herein is conditioned upon the parties submitting and consenting to the exclusive jurisdiction of the Courts of the State of New York located in New York County and of the United States District Court for the Southern District of New York in connection with any action or proceeding under, arising from or relating to this Agreement. The subordination contained herein is conditioned upon the parties waiving, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Senior Creditors and RZB hereby IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT.

The subordination contained herein is conditioned upon the Senior Creditors not challenging or disputing (a) the validity, perfection or priority of RZB's security interest in any Collateral (other than Subordinated Collateral), or (b) any relief requested by RZB to protect or realize on its Collateral (other than Subordinated Collateral) in any bankruptcy case with respect to the Company including, without limitation, any cash collateral order or debtor-in-possession financing.

This agreement is solely for the benefit of RZB and the Senior Creditors and their successors and assigns and no other person shall have any right or benefit under or because of the existence of this Agreement.

The Senior Creditors shall permit use of any collateral subject to their senior security interest for storage, processing, transportation or delivery of RZB's collateral for a period of 60 days after notice from the Senior Creditors or their representative to RZB of the beginning of such 60-day period, all without charge, cost or expense to RZB.